Exhibit 11

Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103

(215) 988-2700 (Phone)

(215) 988-2757 (Facsimile)

www.drinkerbiddle.com

August 20, 2012

Northern Funds

Northern Institutional Funds

50 South LaSalle Street

Chicago, Illinois 60603

Re:	Reorganization of Certain Series of Northern Institutional Funds into Corresponding Series of Northern Institutional Funds

Ladies and Gentlemen:

We have acted as counsel for Northern Funds and Northern Institutional Funds (each, a “Trust,” together, the “Trusts”), each a Delaware statutory trust, in connection with the proposed acquisition by the series of Northern Funds shown in the table below under the heading “Acquiring Funds” (each, an “Acquiring Fund” and together, the “Acquiring Funds) of the assets and liabilities of the series of Northern Institutional Funds under the heading “Acquired Funds” (each, an “Acquired Fund” and together, the “Acquired Funds”) in exchange for shares of the corresponding Acquiring Fund. The aforementioned proposed acquisition is referred to herein as the “Reorganization.”

Acquiring Fund	Acquired Fund
Northern Funds Fixed Income Fund	Northern Institutional Funds Bond Portfolio
Northern Funds Fixed Income Fund	Northern Institutional Funds Intermediate Bond Portfolio
Northern Funds Short-Intermediate U.S. Government Fund	Northern Institutional Funds U.S. Government Securities Portfolio
Northern Funds Large Cap Equity Fund	Northern Institutional Funds Large Cap Equity Portfolio
Northern Funds Large Cap Growth Fund	Northern Institutional Funds Large Cap Growth Fund
Northern Funds International Equity Fund	Northern Institutional Funds International Equity Portfolio
Northern Fund Stock Index Fund	Northern Institutional Funds Equity Index Portfolio
Northern Funds International Equity Index Fund	Northern Institutional Funds International Equity Index Portfolio
Northern Funds Small Cap Index Fund	Northern Institutional Funds Small Company Index Portfolio

This opinion relates to shares of beneficial interest of each Acquiring Fund (the “Shares”) (par value $0.0001 per Share) to be issued in the Reorganization, and is furnished in connection with the Trusts’ Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Northern Funds is authorized to issue an unlimited number of Shares of each Acquiring Fund.

We have reviewed the Registration Statement and the Northern Funds Declaration of Trust, as amended, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

On the basis of the foregoing, we are of the opinion that upon the prior satisfaction of the conditions contained in the Plan of Reorganization, a copy of which is set forth in the Registration Statement, the Shares, when issued pursuant to the Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust and that, under Delaware law, the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Northern Funds Declaration of Trust, the Trustees of Northern Funds have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing share ownership (or by both means).

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP